EXHIBIT 99.1

Meridian Holdings Provides Update on Brazilian Provisional Measure, Confirms Expected Immaterial Exposure

LAS VEGAS, NV – September 29, 2026 – Meridian Holdings Inc. (NASDAQ: MRDN)(the “Company” or “Meridian Holdings”), an international developer, licensor, and operator of online gaming and e-commerce platforms, today provided the below update relating to the Provisional Measure signed by the President of Brazil on September 25, 2026, which prohibits the operation, intermediation and advertising of online betting and online casino services in Brazil and requires that funds be returned to bettors. The measure is provisional and is expected to be subject to approval by the Brazilian Congress (within 120 days of adoption) to remain in effect.

Brazil represents an immaterial share of Meridian Holdings' Group revenue.

The Company’s Meridianbet brand operates in Brazil through its subsidiary Meridian Gaming Brasil SPE Ltda, which holds authorisation SPA/MF nº 0086/2024, granted by Portaria SPA/MF nº 526 of March 14, 2025, for the operation of fixed-odds sports betting and online gaming.

The Company has been, and continues to be, fully compliant with the Provisional Measure and all applicable regulatory requirements in Brazil.

The Company entered the Brazilian market on a conservative basis and did not commit large-scale marketing expenditure in advance of licensing. Its exposure to the measure is limited as a result. The Company's authorization in Brazil was granted until December 31, 2029. The Company is reviewing the Provisional Measure and its implications with its Brazilian and United States legal advisers.

Under Brazilian law, a Provisional Measure takes effect on publication in the Diário Oficial da União and has immediate force of law. It is valid for 60 days and may be extended once for a further 60 days. The Brazilian Congress must approve it within that period, failing which it ceases to have effect.

About Meridian Holdings

Meridian Holdings Inc. (NASDAQ: MRDN), headquartered in Las Vegas, Nevada, is a B2B and B2C gaming technology group operating across over 25 international regulated markets. The Company’s B2C division is led by Meridianbet Group, an online sports betting and gaming operator founded in 2001 and licensed across Europe, Africa and South America. The Company’s B2B division, comprising game developer Expanse Studios and iGaming platform GMAG, develops, licenses and distributes proprietary gaming platforms and content to a global client base. For more information, visit www.meridian-holdings.com or email ir@meridian-holdings.com.

1

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets”, “may,” “should,” “could,” “potential” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, (a) management’s expectations regarding the effect of the provisional measure issued by the Brazilian Government on September 25, 2026 on the Company’s operations, revenue, and earnings, and the result, duration and ultimate legislative outcome, of the provisional measure, on the Company’s operations, revenue, earnings and prospects; (b) the Company’s need for additional financing to grow and expand our operations, complete acquisitions, and potential dilution caused by such financing; (c) dilution resulting from the conversion of preferred stock and warrants, and from acquisitions; (d) the Company’s reliance on third-party suppliers of gaming content and the cost of such content; (e) the Company’s ability to obtain and maintain required gaming licenses (including, but not limited to those in Brazil); (f) the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; (g) the Company’s ability to effectively manage growth; (h) the Company’s expectations regarding future growth, revenues and profitability; (i) the Company’s expectations regarding future plans and the timing thereof; (j) the Company’s reliance on its management team; (k) the fact that Aleksandar Milovanović has voting control over the Company; (l) related party relationships and potential conflicts of interest; (m) the effects of economic downturns, recessions, inflation, interest rate changes, global conflicts and other market conditions, including impacts on discretionary spending and the cost of capital; (n) the Company’s ability to protect its proprietary information and intellectual property; (o) the impact of current and future regulations, the Company’s ability to comply with such regulations, potential penalties for non-compliance, and changes in the interpretation or enforcement of laws; (p) risks associated with gaming fraud, user cheating and cyber-attacks; (q) risks associated with system failures and disruptions to technology and infrastructure, including cybersecurity and hacking risks; (r) the outcome of contingencies, including legal proceedings; (s) competition from existing and new market participants; (t) the risk that changes in market prices, including foreign exchange and interest rates, may affect the Company’s income or the value of financial instruments; (u) risks relating to the protection of players’ deposits; (v) risks that participants in sporting events may intentionally alter outcomes, resulting in higher than expected payouts; and (w) the impact of sporting results and payout variability on the Company’s betting hold, revenue and margins, including outcomes that are unusually favorable to bettors. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this press release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements except as required by applicable law.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the quarter ended June 30, 2026, and future periodic reports on Form 10-K and Form 10-Q. These reports are available at www.sec.gov.

2